                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 20, 1996, which appears on page 50 of the Annual Report to Stockholders of Applied Materials, Inc. for the year ended October 27, 1996, which is incorporated by reference in Applied Materials Inc.'s Annual Report on Form 10-K for the year ended October 27, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 22 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
---------------------------------------------------
PRICE WATERHOUSE LLP

September 30, 1997
San Jose, California